Exhibit 1.8

TELEMAR NORTE LESTE S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 33.000.118/0001-79

Board of Trade (NIRE) No. 33 300 152580

Publicly-Held Company

Minutes of the Extraordinary General Shareholders’ Meeting of Telemar Norte Leste S.A., held on November 3, 2011, drafted as a summary pursuant to the provisions of paragraph 1 of article 17 of the Bylaws:

1. Place, date and time: Held in the meeting room on the 5th floor of the Company’s headquarters, located at Rua General Polidoro, No. 99, Botafogo, in the City and State of Rio de Janeiro, on November 3, 2011, at 10:00 a.m.

2. Agenda: To decide on the new choice of a specialized company from among the three companies nominated by the Board of Directors, which will prepare, in accordance with art. 12 of the Company’s Bylaws and art. 45 of Law No. 6,404/76, the economic valuation of the Company’s shares to determine the withdrawal rights of dissenting shareholders at the general shareholders’ meeting to be called to consider the share exchange between the Company and Coari Participações S.A.

3. Call Notice: The call notice was published in the newspaper “Diário Oficial do Estado do Rio de Janeiro,” part V, on October 18, 2011, page 04, October 19, 2011, page 06 and October 20, 2011, page 8; and in the newspaper “Valor Econômico – National Edition,” on October 18, 2011, page D9, October 19, 2011, page C5 and October 20, 2011, page C5; in accordance with article 133 of Law No. 6,404/76.

4. Attendance: Shareholders of the Company representing more than 88.5% of the total share capital, as indicated by the signatures in the Shareholders’ Attendance Record. The shareholders in attendance comprise the necessary quorum provided in art. 135 of Law No. 6,404/76. Ivan João Guimarães Ramalho (representative of the Fiscal Council), Alex Waldemar Zornig, Maria Gabriela Campos da Silva Menezes Côrtes, Daniella Geszikter Ventura and Rafael Padilha Calábria were also in attendance.

5. Chair: President – Luiz Antonio de Sampaio Campos and Secretary – Maria Gabriela Campos da Silva Menezes Côrtes.

6. Decisions: The President opened the meeting and explained that the new decision is necessary because, after the decision made at the general shareholders’ meeting on September 14, 2011, the institution chosen to prepare the valuation in question informed the Company that it could not prepare a report that fulfilled all the requirements provided by Law No. 6,404/76 (Brazilian Corporate Law) for the purposes of withdrawal rights and in the scope of the mandate submitted to the general shareholders’ meeting on September 14, 2011, but only a valuation report presented to the Board of Directors. Therefore, it was necessary to call the present meeting for a

TELEMAR NORTE LESTE S/A

Extraordinary General Shareholders’ Meeting

held on November 3, 2011

new choice of specialized company to prepare the economic valuation of the shares of the Company, for the purposes already presented.

6.1. Turning to the decision of the only item on the Agenda, the choice was approved, by a majority of those present, without any reservations or exceptions, from among the three companies nominated by the Board of Directors, of Banco BNP Paribas Brasil S.A., as the specialized company that will be responsible for the preparation of the economic valuation of the Company’s shares to determine the withdrawal rights of dissenting shareholders at the general shareholders’ meeting to be called to consider the share exchange between the Company and Coari Participações S.A., in accordance with art. 12 of the Company’s Bylaws and art. 45 of Law No. 6,404/76.

7. General Notes and Closing: With no further matters to discuss, the President adjourned this General Extraordinary Shareholders’ Meeting, and requested these minutes to be drafted in summary form, pursuant to the provisions of article 130, paragraph 1, of Brazilian Corporate Law. These minutes were read, approved and signed by all of the shareholders present at the Meeting. The publication of these minutes without the signatures of the shareholders in attendance was authorized, pursuant to article 13, paragraph 2 of Law No. 6,404/76. Rio de Janeiro, November 3, 2011. (/s/): Luiz Antonio de Sampaio Campos - President; Maria Gabriela Campos da Silva Menezes Côrtes - Secretary; Ivan João Guimarães Ramalho – Representative of the Fiscal Council, and Alex Waldemar Zornig. Shareholders: Maria Gabriela Campos da Silva Menezes Côrtes; Daniella Geszikter Ventura; Luiz Antonio de Sampaio Campos; Rafael Padilha Calabria; Tele Norte Leste Participações S.A. (represented by Daniella Geszikter Ventura); LF Tel S.A.; Luxemburgo Participações S.A.; (represented by Ana Carolina dos Remédios Monteiro da Motta); Bratel Brasil S.A. (represented by Anna Laura Baraf Svartman); Capital Guardian All Country World Equity Fund For Tax-Exepmt Trusts; Capital Guardian Emerging Markets Equity DC Master Fund; Capital Guardian Emerging Markets Equity Fund For Tax-Exempt; Capital Guardian Emerging Markets Equity Master Fund; Capital Guardian Emerging Markets Rest. Equity Fund For Tax-Exempt; Emerging Markets Growth Fund Inc; JNL/Capital Guardian Global Balanced Fund; Norges Bank; Public Employees Retirement Association of New Mexico; SBC Master Pension Trust; State of Wyoming, Wyoming State Treasure; Stiching Depositary APG Emerging Markets Equity Pool; Stiching F&C Multi Manager Emerging Equity Active; The Boing Company Employee Retirement Plans Master Trust; Polo Fundo de Investimento em Ações; Vinson Fund LLC; Polo Norte Fundo de Investimento Multimercado; EP Tisdale LLC; ETON PARK FUND, L.P.; Abu Dhabi Retirement Pensions and Benefits Fund; American Airlines , INC. Master Fixed Benefit Pension Trust; AT&T Union Welfare Benefit Trust; Bellsouth Corporation RFA Veba Trust; Blackrock Institucional Trust Company, N.A.; Brunei Investment Agency; Caisse de Depot et Placemant du Quebec; Canada Pension Plan Investment Board; CF DV Emerging Markets Stock Fund Index; City of Philadelphia Public Employees Retirement System; College Retirement Equities Fund; County Employees Annuity and Benefit Fund of the Cook County; Eaton Vance Collective Investment Trust for Emp. Benefit Plan - EME

2	TELEMAR NORTE LESTE S.A. Extraordinary General Shareholders’ Meeting held on November 3, 2011

MKTS EQ. FUND; Eaton Vance International (Ireland) F PLC on Behalf of Eaton Vance Vance Int (Ireland) PPA; Eaton Vance Parametric Structured Emerging Markets Fund; Eaton Vance Parametric Tax-Managed Emerging Markets Fund; Emerging Markets Equity Fund; Emerging Markets Equity Index Master Fund; Emerging Markets Equity Trust 1; Emerging Markets Equity Trust 4; Emerging Markets Index Fund E; Emerging Markets Sudan Free Equity Index Fund; Fidelity Fixed - Income Trust: Spartan Emerging Markets Index Fund; Fidelity Fixed - Income Trust: Spartan Global EX. U.S. Index Fund; Fidelity Fixed-Income Trust: Fidelity Series Global EX. U.S. Index Fund; Florida Retirement System Trust Fund; Ford Motor Company Defined Benefit Master Trust; Formula Investing International Value 400 Fund; Fundo Latino Americano CIBC; Future Fund Board of Guardians; IBM 401(K) Plus Plan; IBM Diversified Global Equity Fund; International BK for Reconst. And Develp. A T F S R P A T/RET Staff Ben Plan and T; Ishares MSCI Brazil (Free) Index Fund; Ishares MSCI Emerging Markets Index Fund; Jonh Hancock Funds II Intern. Equity Index Fund; John Hancock Variable Insurance Trust Intern. Equity Index Trust A; Jonh Hancock Variable Insurance Trust Intern. Equity Index Trust B; Kansas Public Employees Retirement System; Managed Pension Funds Limited; Mellon Bank N.A. Employee Benefit Collective Investment Fund Plan; Microsoft Global Finance; Ministry of Strategy and Finance; Northern Trust Investment Funds PLC; Northern Trust Non-UCITS Common Contractual Fund; Ohio School Employees Retirement System; Oleary Strategic Yield Fund; Panagora Group Trust; Pension Kassernes Administration A/S; PPL Services Corporation Master Trust; Principal Emerging Markets Equity Fund; Principal Funds, Inc - Intern. Emerging Markets Fund; Principal Life Insurance Company; Principal Variable Contracts Fund, INC - Intern. Emerging Market Account; Public Employee Retirement System of Ohio; Pyramis Global EX U.S. Index Fund LP; Pzena Emerging Markets Countries Value Service, a Series of Pzena INV Management; Schwab Emerging Markets Equity ETF; Schwab Fundamental Emerging Markets Index Fund; Scri Robeco Institutional Emerging Markets Quant Fund; SSGA MSCL Brazil Index Non-Lending QP Common Trust Fund; SSGA SPDR ETFS Europe I Public Limited Company; State of California Public Employees Retirement System; State of Oregon; State Street Bank and Trust Company Investment Funds for Tax Exempt Retirement Plans; State Street Emerging Markets; Stichting Bedrijgstakpensione fonds voor de media PNO; Teacher Retirement System of Texas; The Bank of Korea; The EMM Umbrella Funds; The Hospital Authority Provident Fund Scheme; The Master Trust BK of JP, LTD. As Trustee for Northern TRT all Country W EQ Investa; The Master Trust Bank of Japan, ltd. Asw trustee of MTBC400035139; The Monetary Authority of Singapore; The Pension Reserves Investment Management Board; The State Teachers Retirement System of Ohio; The Texas Education Agency; Treasurer of the State of North Carolina Equity Investment Fund Pooled Trust; UPS Group Trust; Wheels Common Investment Fund (represented by Anderson Carlos Koch).

I certify that these minutes are a true copy of the minutes drawn up in the Company’s own books.

3	TELEMAR NORTE LESTE S.A. Extraordinary General Shareholders’ Meeting held on November 3, 2011

Maria Gabriela Campos da Silva Menezes Côrtes

Secretary

4	TELEMAR NORTE LESTE S.A. Extraordinary General Shareholders’ Meeting held on November 3, 2011